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                                             Exhibit  23.1








                          ACCOUNTANTS' CONSENT


The Board of Directors
Trans World Airlines, Inc.:

We consent to incorporation by reference in the registration statements (No. 333-01561, 333-05163, 333-04787, 333-12739, 333-32441, 333-39739,
333-59021, 333-82839, 333-76889, 333-81093, 333-81091, 333-86743 and
333-95141) on Forms S-8 and in the registration statements (No. 333-04977, 333-26639 and 333-44689) on Forms S-3 of Trans World Airlines, Inc. of our report dated January 28, 2000, relating to the consolidated balance sheets of Trans World Airlines, Inc. and subsidiaries as of December 31, 1999 and 1998, and the related statements of consolidated operations, cash flows and shareholders' equity (deficiency) for each of the years in the three-year period ended December 31, 1999, and all related schedules, which report appears in the December 31, 1999 annual report on Form 10-K of Trans World Airlines, Inc.


                              KPMG LLP




Kansas City, Missouri
February 22, 2000